UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2020

NioCorp Developments Ltd.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation)	000-55710 (Commission File Number)	98-1262185 (IRS Employer Identification No.)
7000 South Yosemite Street, Suite 115 Centennial, Colorado 80112 (Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (720) 639-4647 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 18, 2020, NioCorp Developments Ltd. (the “Company”) entered into a convertible note and warrant subscription agreement (the “Subscription Agreement”) with Nordmin Engineering Ltd (“Nordmin”). Pursuant to the Subscription Agreement, NioCorp issued to Nordmin a convertible note in a principal amount of approximately $1.872 million (the “Convertible Note”) and 500,000 common share warrants (the “Warrants”) for an aggregate subscription price of approximately $1.804 million, which amount will be set off against the amount owing to Nordmin by the Company for past services.

The Convertible Note will mature on December 18, 2021 with an implied interest rate of 5% per annum and, subject to certain terms and conditions, is convertible into up to 4,500,000 common shares of the Company (“Common Shares”) at a conversion price of 92% of the five-day volume weighted average price of the Common Shares on the Toronto Stock Exchange at the time of conversion. The Convertible Note contains restrictions on how much of the principal amount may be converted in any 30-day period. The Convertible Note also provides the Company with the option to prepay, in whole or in part, any outstanding principal amount thereunder, upon three days’ notice to Nordmin. In addition, Nordmin is entitled to accelerate the maturity of the Convertible Note and require the Company to prepay the outstanding principal amount upon the occurrence of an event of default and other designated events described in the Convertible Note.

Subject to certain terms and conditions, each Warrant is exercisable into one Common Share at a price of C$0.80 per share for until December 18, 2022.

Upon issuance, the Common Shares underlying the Convertible Note and the Warrants will be fully paid and non-assessable and will rank equally in all respects with all other Common Shares then outstanding.

The above summary of the material terms of the Convertible Note, the Warrants and the Subscription Agreement is qualified in its entirety by the actual terms and conditions of the Convertible Note, the Warrant certificate and the Subscription Agreement, which are filed as Exhibits 4.1, 4.2 and 10.1 to this Current Report on Form 8-K, respectively, and are hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure regarding the Convertible Note, the Warrants and the Subscription Agreement contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure regarding the Convertible Note, the Warrants and the Subscription Agreement contained in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

On December 18, 2020, the Company issued 836,551 Common Shares to Nordmin upon conversion of $450,000 in principal amount of the Convertible Note at a conversion price of C$0.684 per share. The Convertible Note, the Warrants and such Common Shares were issued, among other exemptions, pursuant to the exemption from the registration requirements of the Securities Act of 1933 provided by Section 4(a)(2) thereof based upon representations and warranties of Nordmin in connection therewith.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
4.1	Form of Convertible Note
4.2	Form of Warrant Certificate
10.1	Subscription Agreement, dated as of December 18, 2020, between NioCorp Developments Ltd. and Nordmin Engineering Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Neal S. Shah
Name: Neal S. Shah
Title: Chief Financial Officer

Date: December 18, 2020